EXHIBIT 4.1


                                INTERACTIVE DATA
                           FINANCIAL TIMES Information

                               100 William Street
                                   15th Floor
                               New York, NY 10038

                            USA Tel: (212) 269-6300
                              Fax: (212) 771-6445


January 11, 2001


Van Kampen Funds Inc.
One Parkview Plaza
Oakbrook Terrace, IL 60181


Re: Van Kampen Life Portfolios, Bandwidth & Telecommunications Series 1

    Van Kampen Life Portfolios, Biotechnology & Pharmaceutical Series 1

    Van Kampen Life Portfolios, Internet Series 1

    Van Kampen Life Portfolios, Morgan Stanley High-Technology 35 Index Series 1

    Van Kampen Life Portfolios, Morgan Stanley U.S. Mutltinational 50 Index Series 1 (A Unit Investment Trust) Registered Under the Securities Act of 1933, File No. 333-48734


  Gentlemen:

         We have examined the Registration Statement for the above captioned Fund, a copy of which is attached hereto.

         We hereby consent to the reference in the Prospectus and Registration Statement for the above captioned Fund to Interactive Data Corporation, as the Evaluator, and to the use of the Obligations prepared by us which are referred to in such Prospectus and Statement.

         You are authorized to file copies of this letter with the Securities and Exchange Commission.

                                                               Very truly yours,


                                                                     Steve Miano
                                           Director Fixed Income Data Operations